UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

20-0077155

(I.R.S. Employer Identification Number)

Finger Motion, Inc.

700 S. Rosemary Ave., Ste 204

West Palm Beach, FL 33401

(347) 349-5339

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of communications to:

Jolie Kahn, Esq., CEO

Finger Motion, Inc.

700 S. Rosemary Ave., Ste 204

West Palm Beach, FL 33401

(347) 349-5339

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, this registration statement includes $190 million aggregate offering price of unsold securities (the “Unsold Securities”) previously registered under the registrant’s registration statement on Form S-3 (File No. 333-274456), which was filed on September 28, 2026 and declared effective on September 29, 2023 (the “Prior Registration Statement”). The registrant paid a filing fee of $33,060 in connection with the registration of the Unsold Securities under the Prior Registration Statement. That fee will continue to be applied to the Unsold Securities. No additional filing fee is due with respect to the Unsold Securities.

To the extent that, after the date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities included hereunder pursuant to Rule 415(a)(6) and the updated amount of any newly registered securities.

Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date this registration statement becomes effective.

The information in this Prospectus is not complete and may be changed. We may not sell these Securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion: Dated September 28, 2026

PROSPECTUS

FINGERMOTION, INC.

$50,000,000

Common Shares Warrants

Subscription Receipts Units

FingerMotion, Inc. (“we” or the “Company”) may offer and sell, from time to time, up to $50,000,000 aggregate offering price of our common shares (“Common Shares”), warrants to purchase Common Shares (“Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (“Subscription Receipts”), or any combination of Common Shares, Warrants or Subscription Receipts (“Units”) (collectively, the Common Shares, Warrants, Subscription Receipts and Units are referred to as the “Securities”) in one or more transactions under this prospectus (the “Prospectus”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (“Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement, which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbol “FNGR”. On September 25, 2026, the last reported sale price of the Common Shares on Nasdaq was $0.1514 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.

This Prospectus may not be used to consummate a sale of any Securities unless accompanied by a Prospectus Supplement.

We will sell these Securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus. If any agents or underwriters are involved in the sale of any Securities with respect to which this Prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a Prospectus Supplement. The price to the public of such Securities and the net proceeds we expect to receive from such sale will also be set forth in a Prospectus Supplement.

Investing in our Securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable Prospectus Supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this Prospectus as described on page 9 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________ __, 2026

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $50,000,000.

This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants or Subscription Receipts comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference”.

Until our market capitalization reaches $75 million, we are limited to offering 1/3 of our public float hereunder on a rolling 12 month basis under Rule 1(B)(6), and we will provide such calculation each time we issue a prospectus supplement hereunder until such time as our market capitalization reaches $ 75 million.

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Each time we sell securities under this Prospectus, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. We may also authorize one (1) or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in any documents that we have incorporated by reference into this Prospectus. You should read this Prospectus, any applicable Prospectus Supplement and any related free writing prospectus, together with the information incorporated herein by reference before investing in any of the Securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus, any applicable Prospectus Supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This Prospectus, any applicable Prospectus Supplement to this Prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered Securities to which they relate, nor do this Prospectus, any applicable Prospectus Supplement to this Prospectus and any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy Securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this Prospectus, any applicable Prospectus Supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this Prospectus, any applicable Prospectus Supplement or any related free writing prospectus is delivered, or Securities are sold, on a later date.

This Prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this Prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where to Find Additional Information”.

Owning Securities may subject you to tax consequences in the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

REFERENCES

Unless the context otherwise requires, in this Prospectus: (i) the terms “we”, “us”, “our”, “Company”, “FingerMotion” and “our business” refer to FingerMotion, Inc. or as the context requires, collectively with its consolidated subsidiaries; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in Securities, you should carefully read this entire Prospectus, the applicable Prospectus Supplement and any related free writing prospectus, including our financial statements and the related notes and other documents incorporated by reference in this Prospectus, as well as the information under the caption “Risk Factors” contained in the applicable Prospectus Supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this Prospectus and the exhibits to the registration statement of which this Prospectus is a part.

The Company

Overview and Corporate Information

We are a Delaware holding company. Headquartered in Singapore, the Company provides technology-enabled platforms and services in the People’s Republic of China (“PRC” or “China”, and, unless the context requires otherwise and solely for the purpose of this prospectus, such as describing legal or tax matters, authorities, entities, or persons, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and selected international markets. The Company’s offerings include mobile payment and recharge solutions, data analytics services, and platform-based digital applications and solutions.

The Company operates through its subsidiaries and contractual arrangements with affiliated entities in the PRC, including its variable interest entity (“VIE”), through which it conducts a substantial portion of its operations. These contractual arrangements are intended to provide the Company with effective control over, and the ability to receive economic benefits from, the VIE. Its business model focuses on delivering transaction-based services, platform solutions, and data-driven applications to telecommunications carriers, enterprise customers, and other commercial partners. For a description of our legacy business please see the descriptions in our periodic filings on Form 10-K and 10-Q which are incorporated herein by reference.

Additionally, the Company has added an additional business plan which it announced on August 27, 2026. the strategic plan developed by new management with BlueFlare Energy Solutions Inc. (“BlueFlare”) for behind-the-meter (“BTM”) artificial intelligence (“AI”) and high-performance computing (“HPC”) infrastructure in North America.

The Company believes its new business model provides the strongest prospect of success by leveraging BlueFlare’s existing operating platform (site origination, on-site natural gas power generation, modular construction, load management and field operations), rather than building those capabilities from scratch.

Our principal executive offices have been located at 111 Somerset Road, Level 3 Singapore 238164, and we recently open a U.S. corporate headquarters at 700 S. Rosemary Ave., Ste 204, West Palm Beach, FL 33401. Our telephone number is (347) 349-5339.

Our common stock is registered under section 12(b) of the Exchange Act. Our common stock is listed on the Nasdaq Capital Market under the symbol “FNGR”.

 Our website address is www.fingermotion.com. Information contained on, or accessible through, our websites do not constitute a part of and is not incorporated into this prospectus, and the only information that you should rely on in making your decision whether to invest in our common stock is the information contained in this prospectus.

Recent Events

On August 4, 2026, Martin Shen resigned as Chief Executive Officer and Director of FingerMotion, Inc. (the “Company”). Effective as of the same date, Ms. Kahn was appointed Chief Executive Officer and Director, filling Mr. Shen’s vacated seat on the Board.

The Company appointed Chris Polimeni as Chief Financial Officer, effective August 17, 2026. Mr. Polimeni succeeds Lee Yew Hon, whose resignation as Chief Financial Officer was accepted by the Board of Directors.

On August 27, 2026, the Company outlined its business plan regarding its expansion of its business into the data center space.

First step under new management: the Lyken.AI investment

On August 4, 2026, the Company announced the appointment of a new chief executive officer. The new management team has since set the Company’s direction as an owner and operator of enterprise AI compute capacity in North America, alongside the existing mobile data and telecommunications business.

The first executed step of that plan closed on August 17, 2026 when FingerMotion completed the acquisition of a 9.9% equity interest in Lyken AI Computing Inc., operating as Lyken.AI, from Alset AI Ventures Inc. Consideration was 1,674,480 restricted common shares of FingerMotion. No cash was paid at closing. Alset AI retains a 90.1% controlling interest in Lyken. The Company has disclosed that it may increase its position in the future, subject to the conditions in the definitive agreements.

Lyken provides outsourced cloud-compute capacity and an integrated enterprise offering across compute, storage, networking and deployment support — the customer-facing layer that sits between retail colocation and the hyperscalers. This is the same underserved mid-market buyer this plan is written to serve. The investment is therefore not an adjacent financial stake. It is the first step in the execution of the plan: a position in a platform that already originates enterprise inference demand, while BlueFlare originates the behind-the-meter sites and power that can serve that demand.

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In an August 25, 2026 press release, the Company noted that Lyken had entered a non-binding memorandum of understanding dated August 24, 2026 with Swarmnet Solutions Pte. Ltd. covering an indicative framework for a 128-node NVIDIA B300 cluster and related token-optimization services. That MOU is Lyken’s, not FingerMotion’s; it remains non-binding and subject to funding and definitive agreements. It is cited here only because it is already public and because it is consistent with the pipeline the Company referenced when the Lyken investment closed.

The vision

FingerMotion has begun its transformation to strive to become a well-positioned owner-operator of behind-the-meter powered, rapidly deployable data center capacity serving enterprise compute customers throughout North America — beginning in Canada and extending into the United States.

The customer the Company intends to serve is not the hyperscaler booking hundreds of megawatts for 2030. It is the enterprise buyer that needs tens of megawatts, wants the workload to remain in a specific country with a traceable chain of custody, and needs capacity in the near future rather than at the end of a multi-year interconnection queue. Banks, insurers, health systems, governments and industrial firms building their own models are prime potential customers because larger hyperscaler data centers require massive commitments that most of FingerMotions potential customers just cannot use.

The first sites the Company is evaluating under the BlueFlare framework are modular and intentionally measured in the low- to mid-single-digit megawatts. This model is designed to stack: a 1–2 MW first increment, then 10 MW, then 20 MW, as offtake proves out and project capital attaches to each increment. Fixed-scale larger campus hyperscaler projects cannot serve that type of demand, whereas the modular BTM off-grid capacity we are planning to build should be easily able to do so.

The Company sees the Lyken and BlueFlare partnerships as complimentary parts of the same plan. Lyken is the path to contracted enterprise workloads and managed services, whereas BlueFlare is the foundation to power that does not wait on a grid waiting list. New management’s plan is to put these two capabilities together, rather than to build either one from a standing start.

Why this market exists now

In Canada, four provinces reached that conclusion independently in a single year. Alberta received requests to connect roughly 19,565 megawatts of new data center load, allowed 1,200 megawatts, and under the Data Centre Regulation in force since June 2026 now directs its system operator to prioritize projects that pair demand with dedicated new generation1. British Columbia replaced its data-center interconnection queue with a competitive auction, capped and oversubscribed2. Ontario has restricted large-load connections pending unresolved rules. Saskatchewan allocated surplus to Bell’s Regina AI facility — and Bell still built on-site gas generation with a dedicated SaskEnergy pipeline. When the best-positioned grid customer in the province generates its own power, that is a verdict on the grid, not a hedge.

The United States took the opposite approach — queues left open — and arrived at the same wall. ERCOT’s large-load queue is on the order of 238 gigawatts, the majority data centers, with a request-to-operating conversion in the low single digits.3 PJM wait times run far past federal interconnection targets, and a large share of queued projects in key data-center markets may never energize.4

Canada rationed by rule. The United States rationed by queue. In both cases a connection request and actual electricity are different things. Any plan that depends on drawing power from a North American grid now depends on a process the operator does not control and, in several jurisdictions, cannot enter.

The plan: behind-the-meter, gas-fired, modular, project-financed

Behind-the-meter infrastructure generates electricity at or near the facility rather than depending primarily on electricity delivered through the public transmission grid. FingerMotion believes this model may provide several potential advantages, including:

●	greater control over the timing and availability of power

●	reduced dependence on congested utility interconnection queues

●	the ability to deploy standardized infrastructure in modular increments

●	closer alignment between capital investment and contracted customer demand

●	reduced exposure to broader grid-capacity and ratepayer constraints

●	no impact on local consumer electricity prices; and

●	Canadian operations, with their far north latitudes, should require less cooling that those in hotter climates, and thus less water consumption

Behind the meter. Electricity is generated on site for the facility and does not pass through the public grid or a utility meter. That removes the queue, the auction and, in Alberta, places the project on the path the regulation now prefers. It also removes the political risk of competing with households for ratepayer supply.

Natural gas. The fuel is dispatchable. Western Canada has abundant, inexpensive supply, including gas that would otherwise be wasted in a process called flaring. An inference or training customer cannot accept curtailment. Intermittent generation without firming does not serve this load. The Company may also evaluate complementary generation and emissions-reduction technologies where commercially and operationally appropriate.

1 19,565 MW of new data-centre load on the AESO large-load connection list (as of July 30, 2026). Alberta filed the Data Centre Regulation on 9 June 2026. It requires AESO to prioritize “tethered” / bring-your-own-generation projects that pair demand with dedicated new, expanded, or underutilized generation.

2 Industrial Electricity Allocation Framework - Province of British Columbia

3 ERCOT interconnection queue — Tracker

4 Carbon Direct releases new analysis of power grid interconnection queues in PJM and ERCOT | Carbon Direct

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Modular. When the constraint is time-to-energization, a design that ships in quarters and scales in increments beats a cheaper-per-megawatt campus that arrives in 2031. Modularity also matches how enterprise demand actually appears: 10 MW, then 20, then 40, each increment needed quickly.

Project-level capital. This infrastructure is not funded from the corporate balance sheet, and the Company does not intend to try. Capital is raised against individual assets, secured by those assets and by contracted revenue from the customers they serve, so that a defined increment of capacity with an offtake is a financeable object and a speculative campus is not a company-level problem. The availability, terms and timing of any project financing will depend on site readiness, customer commitments, credit conditions and lender interest. Specific financings will be disclosed in filings when and as required.

Why BlueFlare makes the plan executable

A vision is not a plan unless someone can originate land and gas, permit the site, generate the power, install the compute, balance the load and keep the facility running. FingerMotion selected BlueFlare against three criteria disclosed on June 4: demonstrated operating experience with natural gas-powered generation in Western Canada; the stated capability to deploy modular HPC infrastructure on accelerated timelines; and a proprietary approach to intelligent load management. The collaboration is built around BlueFlare’s “From Wellhead to Workload” platform and its proprietary BALA™ (BlueFlare Adaptive Load Architecture™) load-following technology. The plan depends on those capabilities remaining inside the partnership rather than being assembled from scratch.

Site origination on gas, not on the queue. BlueFlare originates, qualifies and structures land, gas and interconnection rights for BTM sites in the three-province territory. Sites under evaluation include existing gas-powered locations that can be redesigned as inference facilities, rather than greenfield requests sitting in a utility queue.

Full project lifecycle. The contemplated framework covers development management, design and engineering, EPC or EPCM construction, commissioning, and ongoing operations and maintenance — energy, gas conditioning and HPC white space. FingerMotion is not required to stand up a Western Canadian construction and operations organization before the first kilowatt is sold.

BALA load management. BlueFlare’s load-following platform routes available power in real time between AI inference and co-located bitcoin mining. Inference is the primary value driver. Mining keeps generated power productive when inference does not call on full capacity and supports continuity of gas offtake. That is how a small first site stays economically alive while the enterprise sales cycle runs.

Time-to-energization architecture. On-site generation, battery storage and BlueFlare’s wireless connectivity approach are intended to take grid interconnection and fiber build-out off the critical path — the two delays that define conventional data-center schedules.

From Wellhead to Workload. BlueFlare’s stated platform is the conversion of Western Canadian gas, including otherwise-flared volumes, into productive compute. That is the same conversion the regulation in Alberta now rewards. Alignment between partner capability and provincial policy is not incidental to the plan. It is the plan’s operating environment.

 Comfort that the plan can be achieved does not come from a forecast. It comes from two already-announced facts. On the demand side, new management has closed a 9.9% interest in Lyken, a platform already pursuing enterprise inference customers. On the supply side, the scarce physical skills — BTM gas generation, modular site delivery and adaptive load control in this geography — already exist inside BlueFlare.

How investors can measure progress

The four categories below are a way for investors to measure our progress. They occur roughly in this order, and investors should weigh later categories more heavily than earlier ones. We plan to focus on setting up sites with power, while also securing customers.

Milestone	What “done” looks like	Where the public record stands today
1. Site control	Land rights and a viable permitting path to build	Not yet announced. Several sites are in various stages of advanced discussion. No signed Commercial Term Sheet.
2. Power	Generation, fuel supply or interconnection that actually delivers electricity	Not yet announced. Sites under consideration have, or are being structured around, on-site generation; redevelopment would add generation and storage. Not a grid-queue project.
3. Customers	Signed enterprise offtake for capacity	No FingerMotion offtake announced. The 9.9% Lyken stake closed August 17 as the demand-side first step. The Lyken/Swarmnet MOU (August 24) is non-binding and is Lyken’s, not the Company’s.
4. Capital	Project financing closed against the asset and the contract	Not yet announced. Structure intended to be asset-level, not corporate-balance-sheet.

Existing operations to continue

FingerMotion intends to build its infrastructure business alongside its existing mobile payment, recharge and data-analytics operations in China. Those operations will continue to be managed as the Company develops the personnel, partnerships, technical capabilities and financing structures required for the North American infrastructure strategy. Management will continue to evaluate the allocation of resources between the two businesses with the objective of enhancing long-term value for all shareholders.

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Key risks and potential challenges

Gas exposure. The model depends on natural gas remaining cheap and available where the Company builds. A sustained increase in input cost would compress the economics.

Construction and permitting. “Rapidly deployable” is a design characteristic, not a guarantee. Permitting, equipment lead times, gas-supply studies and local opposition move timelines.

The market is still forming. The enterprise compute buyer is real and early. Sales cycles are long. A small number of contracts will represent a large share of early revenue.

Capital availability. Project financing depends on credit conditions and lender appetite for this asset class. Neither is within the Company’s control.

Execution and partner dependence. This is a different business from the one FingerMotion has operated historically. The plan leverages BlueFlare so that those capabilities do not have to be built internally first. That concentration is also a risk: delay, disagreement, or a failure to reach definitive agreements on the MOU or any site would slow or stop the plan.

Policy. The regulatory environment that created this opportunity can change. Closed grids can reopen; open ones can close.

No signed project contracts yet. Until a Commercial Term Sheet and definitive agreements exist, the first site — and every site after it — remains a discussion, not an asset.

On August 31, 2026, FingerMotion, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), which provides for the issuance and sale, in a registered direct offering by the Company of 3,958,055 shares of its common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $0.24 per share of Common Stock and Pre-funded Warrants (as defined below) to purchase 12,708,611 shares of its Common Stock (the Common Stock and the Pre-funded Warrants being collectively referred to as the “Securities”) (the “Offering”).

It shall also issue to such purchaser whose purchase of shares of our Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s Common Stock 12,708,611 pre-funded warrants (the “Pre-funded Warrants”) to purchase shares of common stock in lieu of shares of common stock. Each Pre-Funded Warrant is exercisable for one share of our common stock and is immediately exercisable and will expire when exercised in full. The purchase price of each Pre-Funded Warrant is $0.2399, which is equal to the price per share of common stock being sold to the public, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share.

 The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers, and customary indemnification rights and obligations of the parties.

 The Securities were offered and sold pursuant to the Registration Statement on Form S-3 (File No. 333-274456), which was declared effective by the Securities and Exchange Commission on September 29, 2023 (the “Registration Statement”). The Company shall file a prospectus supplement to the base prospectus incorporated in the Registration Statement with the SEC on the date hereof in connection with the Offering.

The Company net proceeds of approximately $4.0 million from the Offering, after deducting the estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate and working capital purposes.

The transaction closed on August 31, 2026.

Employees

As of February 28, 2026, we had 48 total employees, of whom all were full-time. We have 40 employees in China, 4 employees in Malaysia, 2 employees in Hong Kong, 1 employee in Taiwan and 1 employee in Canada. We believe that we maintain satisfactory working relationships with our employees.

Compliance with Environmental Laws

Compliance with foreign, federal, state and local laws that have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had a material effect on our capital expenditures, earnings or competitive position.

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Properties

Our corporate headquarters is located at 111 Somerset Road, Level 3, Singapore, 238164 and at 700 S. Rosemary Ave., Ste 204, West Palm Beach, FL 33401. We do not own any real property and lease all our office space.

Legal Proceedings

In the ordinary course of business, we may from time to time become subject to legal proceedings and claims arising in connection with ongoing business activities. The results of litigation and claims cannot be predicted with certainty, and unfavorable resolutions are possible and could materially affect our results of operations, financial condition or cash flows. In addition, regardless of the outcome, litigation could have an adverse impact on us as a result of legal fees, the diversion of management’s time and attention and other factors.

There are no matters as of September 28, 2026 that in the opinion of management might have a material adverse effect on our results of operations, financial condition or cash flows, or that are required to be disclosed under the rules of the SEC.

The Securities Offered under this Prospectus

 We may offer the Common Shares, Warrants, Subscription Receipts or Units with a total value of up to $50,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	maturity, if applicable;
●	original issue discount, if any;
●	redemption, conversion, or exchange terms, if any;
●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates, and in the securities or other property receivable upon conversion or exchange;
●	ranking;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	important United States federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference. However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

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Common Shares

We may offer Common Shares. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval. Holders of our Common Shares are entitled to dividends when and if declared by our Board of Directors. Our Common Shares are described in greater detail in this Prospectus under “ Description of Common Shares”.

Warrants

We may offer Warrants for the purchase of Common Shares, in one or more series, from time to time. We may issue Warrants independently or together with Common Shares or Subscription Receipts, and the Warrants may be attached to or separate from such securities.

 The Warrants will be evidenced by warrant certificates or by one or more global securities representing the entire issuance of securities, and may be issued under one or more warrant indentures, which are contracts between our Company and a warrant trustee for the holders of the Warrants. We may also choose to act as our own warrant trustee. In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants”. We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the warrant certificates and, if applicable, the warrant indentures, that contain the terms of the Warrants. Specific warrant certificates and, if applicable, warrant indentures, will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between our Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of the United States or any state thereof, and authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a current report on Form 8-K that we file with the SEC.

Units

We may offer Units consisting of Common Shares, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series. In this Prospectus, we have summarized certain general features of the Units under “Description of Units”. We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement with a unit agent. We may also choose to act as our own unit agent. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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RISK FACTORS

In addition to the information contained in our Annual Report on Form 10-K for the fiscal year ended February 28, 2026, and our subsequent Quarterly Report on Form 10-Q, we have identified the following material risks and uncertainties which reflect our outlook and conditions known to us as of the date of this Quarterly Report. These material risks and uncertainties should be carefully reviewed by our stockholders and any potential investors in evaluating the Company, our business and the market value of our common stock. Furthermore, any one of these material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf. Refer to “Cautionary Note Regarding Forward-looking Statements” as disclosed in our Annual Report on Form 10-K for the fiscal year ended February 28, 2026.

There is no assurance that we will be successful in preventing the material adverse effects that any one or more of the following material risks and uncertainties may cause on our business, prospects, financial condition and operating results, which may result in a significant decrease in the market price of our common stock. Furthermore, there is no assurance that these material risks and uncertainties represent a complete list of the material risks and uncertainties facing us. There may be additional risks and uncertainties of a material nature that, as of the date of this Quarterly Report, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us. You could lose all or a significant portion of your investment due to any one of these material risks and uncertainties.

Risks Related to Our Alberta Data Center and Powered-Land Business

We have limited operating history in data centers, generation, or powered land, and the Alberta program may never generate material revenue.

Our historical business is mobile payments and related services in China. The Alberta program—owning project companies that hold land, permits, on-site generation, and modular data halls, and contracting capacity to AI/HPC customers—is a new line of business. As of the date of this report, we have not energized a commercial 9.9 MW site, have not recognized operating revenue from this business, and have not executed binding long-term offtake for the ten-site program. Failure to complete permitting, gas supply, construction, or customer contracts on acceptable terms would leave us with holding costs and impairment risk and could cause the strategy to fail.

Our model depends on completing and operating many small, separately permitted 9.9 MW sites rather than a single large campus.

Each site is intended to stay below the 10 MW individual power-plant threshold under Alberta Utilities Commission Rule 007 and to operate behind the meter under an Industrial System Designation (or equivalent self-supply structure). That structure is designed to avoid transmission interconnection queues and large-load regulation that applies to facilities of 75 MW or more. It also means we must repeat land control, gas interconnection at the parcel, municipal and AUC permitting, construction, commissioning, and operations across ten sites and four campus zones. Delay or denial at one site does not automatically stop the others, but it also means we do not obtain the single-campus scale, shared electrical infrastructure, or customer “campus” branding of a hyperscale facility. If the 9.9 MW envelope is later interpreted more restrictively, or if aggregation of nearby sites is treated as a single large facility, we could lose the permitting path on which the program is built.

We may be unable to obtain or maintain the permits and designations our sites require.

Each site is expected to require, among other things, municipal development approval, Alberta Environment and Protected Areas authorizations, AUC Rule 007 power-plant approval for a facility under 10 MW, and an Industrial System Designation or other lawful self-supply arrangement. Timelines we have disclosed (including a target of fully permitted sites within a defined period after release to work, and program-wide permitting by the end of the first quarter of 2027) are targets, not approvals. Conditions, appeals, information requests, changes in Rule 007 practice, or denial of an Industrial System Designation could delay energization, increase cost, or make a site uneconomic. Because generation and load are intended to remain on site, we do not face Alberta Electric System Operator large-load interconnection allocation in the same way as grid-connected hyperscale projects; we remain exposed to changes in provincial self-supply, emissions, methane, and industrial-system rules.

We depend on BlueFlare (and a small number of Alberta vendors) for development, construction, and field operations.

Development, construction, and site operations are expected to be performed by BlueFlare Group Holdings Inc. or its affiliates, which is not expected to take title to project assets. We do not have a large internal Alberta construction or plant-operations organization. If BlueFlare is unable or unwilling to perform, if the commercial arrangements are not documented on the terms we expect, or if we cannot replace that capability at comparable cost and speed, sites will be delayed or stranded. Concentration of technical know-how in one development partner is a material risk for a distributed 9.9 MW fleet.

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Natural gas supply, local delivery, and fuel price are core operating risks, even though we do not depend on the Alberta power grid.

Sites are planned next to producing or recently producing gas infrastructure so that fuel can be delivered at or near the parcel boundary and electricity generated and consumed on site. That design is intended to avoid grid interconnection, transmission tariffs, and the AESO large-load queue. It substitutes gas-market and midstream risk: wellhead or plant outages, gathering or lateral constraints, commodity-price spikes, producer insolvency, take-or-pay imbalance, quality specifications, and winter deliverability. A 9.9 MW site has a smaller absolute fuel requirement than a hyperscale campus, but it has little on-site fuel diversity. Interruption at a single adjacent facility can take a whole site offline. We may not have fully executed, long-tenor, fixed-price gas contracts for the program.

Equipment lead times and cost inflation apply to modular generation and halls, not only to large turbines.

Global tightness in gas generation equipment is most acute for large frame turbines used by hyperscalers. Our sites are expected to use multiple smaller generating units, modular data halls, switchgear, cooling skids, and battery or bridging equipment. Those categories also face lengthening lead times, price increases, and commissioning risk. A missed genset or hall delivery can idle an entire 9.9 MW site. We may be required to place deposits long before offtake and project financing are closed.

Modular construction reduces some civil-works risk and creates others.

Halls and generation are intended to be factory-built or skid-mounted and assembled on prepared pads. That can shorten field construction relative to a poured hyperscale hall, but it introduces factory-slot risk, transport of oversized modules on Alberta roads (seasonal weight restrictions, weather, permitting), interface risk among vendors, and warranty complexity. Site work in Brooks, Coronation, Fox Creek, and Vulcan still requires foundations, gas and electrical interconnects, fiber laterals, security, and winter-capable access. Modular does not eliminate construction delay.

We may be unable to contract capacity on take-or-pay or other terms that support construction capital.

Our stated approach is to contract capacity before committing construction capital to a site. Customers are expected to provide their own GPUs, servers, network gear, and software; we provide powered land, generation to the rack, cooling, white space, security, and operations. That splits capex but also means utilization, density, and thermal design depend on customer equipment we do not control. Enterprise and mid-market AI/HPC buyers may demand shorter terms, higher SLAs, or more redundancy than a single 9.9 MW islanded plant can offer. If offtake lags permitting, we will hold permitted land at carrying cost. If we build ahead of contracts, we take merchant or Bitcoin-flex utilization risk.

Each 9.9 MW site has a smaller addressable customer set than a hyperscale campus.

A site of this size is generally better suited to inference, enterprise HPC, or partitioned colocation than to frontier model training that seeks hundreds of megawatts in one hall. Customers that require massive contiguous clusters, diverse utility feeds, or multi-building campuses may not use our product. Conversely, if inference demand is weaker or more price-sensitive than expected, we may not fill ten sites. Campus grouping (several separately permitted 9.9 MW sites under one field organization) is intended to offer expansion without a single 75 MW+ regulated facility; customers may still view the product as fragmented.

Alberta climate and operating conditions differ from the heat- and water-constrained markets often described in data-center risk factors; they create a different set of physical risks.

Our sites are in Alberta. Mean summer temperatures and humidity are lower than in many U.S. Sun Belt data-center markets, which reduces—but does not eliminate—the need for high-capacity evaporative or adiabatic cooling and the associated water withdrawals that characterize large campuses in arid regions. We do not currently expect water scarcity or extreme heat derates to be the primary physical constraint on these 9.9 MW plants. Material physical risks instead include extreme cold, freeze-off of gas supply or cooling circuits, snow and ice limiting access and maintenance, chinook-driven temperature swings, wildfire smoke affecting air-cooled equipment and filters, and spring road bans that delay module delivery. Cooling design, winterization, and spare-parts logistics must be specified for that climate. A design copied from a hot climate hyperscale campus would be mismatched.

Political and permitting opposition of the kind seen against some large U.S. or coastal hyperscale campuses is not the principal near-term risk we identify in rural Alberta, but it is not zero.

Alberta policy has been explicitly oriented toward attracting data-center investment on a “bring your own power” basis, and our sites are sized and sited as small industrial plants next to existing gas activity rather than as multi-hundred-megawatt campuses on the edge of major cities. We therefore do not treat organized political shutdown or water-rights campaigns as the base-case permitting risk. Residual risks remain: municipal land-use conditions, Indigenous consultation and treaty-related process, federal impact-assessment or methane/carbon rules, changes in government, and local nuisance, noise, or flaring concerns. Any of those can add time and cost. A change in Alberta’s self-supply or data-centre regulation could be more consequential than activism.

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Fiber, latency, and remote-site operations may limit the product.

Rural or semi-rural Alberta parcels that are attractive for gas may be less attractive for carrier diversity and low-latency paths to U.S. or Toronto/Vancouver interconnects. Identified fiber routes can fail to materialize on schedule or at the capacity customers require. A 9.9 MW islanded plant still needs reliable transport; without it, the hall is stranded generation.

Project-level ownership and financing may not close on acceptable terms.

Each site is expected to sit in a dedicated Alberta project company that we own, with BlueFlare providing services and taking no title. Construction capital is expected to attach at the project level against contracted cash flows. We are a small-cap issuer with limited parent liquidity relative to a ten-site, 99 MW program. If lenders require more sponsor equity, completion guarantees, or offtake quality than we can provide, sites will stall after permitting. Cross-default or parent support, if given, could transmit project risk to the listed company.

Regulatory, tax, and cross-border structure risk.

Project companies, land, and operations will be in Canada; the parent is a Delaware corporation with a historical China operating footprint. We will be exposed to Canadian federal and Alberta tax, withholding, transfer-pricing, GST, carbon-pricing or output-based allocation rules, and any future border or investment-review measures. Currency mismatch (CAD costs and, potentially, USD customer contracts) can move project IRRs. Our China businesses continue to require management attention and capital and remain subject to PRC regulatory risk; that distraction or a need to fund China operations could slow Alberta execution.

Insurance, environmental, and operational incidents at a small unmanned or lightly staffed site can take the entire plant offline.

A 9.9 MW islanded site has less internal redundancy than a multi-hall hyperscale campus with multiple substations. Generator failure, fire in a modular hall, gas leak, or control-system fault can interrupt all critical IT load at that site. Insurance for generation-plus-compute in rural Alberta may be costly or limited. Environmental liability for spills, emissions, or noise sits with the project company and, depending on structuring, could reach the parent.

Competition and technology change.

Other developers are pursuing Alberta BTM and grid-tethered capacity. Hyperscalers that obtain scarce AESO allocations or build large tethered plants may set price and SLA expectations we cannot match at 9.9 MW. Modular hall and cooling standards will change with rack density. If customer GPU thermal design outruns our permitted envelope or cooling plant, we may need new permits or stranded halls.

Bitcoin or other flexible load, if used to firm a site before AI offtake, introduces commodity and policy risk.

Some early concepts contemplated co-located Bitcoin mining as a load-following sink. Bitcoin hash price, equipment cost, and any future Alberta or federal treatment of digital-asset loads could make that buffer uneconomic, leaving generation without a customer.

Forward-looking timelines we have announced are subject to substantial uncertainty.

Disclosed targets—permitting of ten 9.9 MW sites by the end of the first quarter of 2027, first energization as early as late fourth quarter 2026, data-hall turnover on the order of 18 months from permit award—depend on counterparties, regulators, equipment vendors, weather, and financing that we do not control. Failure to meet those targets would not necessarily indicate a defect in the 9.9 MW BTM concept, but it would delay revenue and could impair investor confidence and project finance.

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Cautionary Note Regarding Forward-Looking Statements

This Prospectus, including the documents that are and will be incorporated by reference into this Prospectus, include statements and information about our strategy, objectives, plans and expectations for the future that are not statements or information of historical fact. These statements and information are considered to be forward-looking statements, or forward-looking information, within the meaning of and under the protection provided by the safe harbor provision for forward-looking statements as contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made in good faith and reflect our views and expectations for the future as of the date of such statements, which can change significantly. Furthermore, forward-looking statements are subject to known and unknown risks and uncertainties which may cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by such forward-looking statements. Accordingly, forward-looking statements in this Prospectus or in any documents incorporate by reference into this Prospectus should not be unduly relied upon.

Forward-looking statements may be based on a number of material estimates and assumptions, of which any one or more may prove to be incorrect. Forward-looking statements may be identifiable by terminology concerning the future, such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “goal”, “likely”, “may”, “might”, “outlook”, “plan”, “predict”, “potential”, “project”, “should”, “schedule”, “strategy”, “target”, “will” or “would”, and similar expressions or variations thereof including the negative use of such terminology. These statements are based on FingerMotion’s current plans and are subject to risks and uncertainties, and as such FingerMotion’s actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to:

●	international, national and local general economic and market conditions including impacts from the ongoing war between Russia and Ukraine and the related sanctions and other measures, changes in the rates of investments or economic growth in key markets we serve, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, and related impacts on our businesses.;
●	demographic changes;
●	natural phenomena;
●	the ability of the Company to sustain, manage or forecast its growth;
●	the ability of the Company to manage its VIE contracts;
●	the ability of the Company to maintain its relationships and licenses in China;
●	adverse publicity;
●	competition and changes in the Chinese telecommunications market;
●	fluctuations and difficulty in forecasting operating results;
●	business disruptions, such as technological failures and/or cybersecurity breaches;
●	future decision by management in response to changing conditions;
●	our ability to execute prospective business plans;
●	misjudgments in the course of preparing forward-looking statements;
●	our ability to raise sufficient funds to carry out our proposed business plan;
●	actions by government authorities, including changes in government regulation;
●	dependency on certain key personnel and any inability to retain and attract qualified personnel; and
●	inability to reduce and adequately control operating costs.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. Should one or more forward-looking statements be revised, updated or supplemented, no inference should be made that we will revise, update or supplement any other forward-looking statements. You should carefully review the cautionary statements and risk factors contained in this Prospectus and other documents that we may file from time to time with the SEC.

Forward-looking statements made by us or by persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary information.

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Use Of Proceeds

Except as otherwise provided in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of the Securities covered by this Prospectus for general corporate purposes, which may include working capital, capital expenditures, sales and marketing expenditures, research and development of products and investment in our platform.

Description of Common Shares

We are authorized to issue 200,000,000 Common Shares with a par value of $0.0001 per Common Share, and 1,000,000 Preferred Shares having a par value of $0.0001 per Preferred Share. Holders of Common Shares are entitled to one vote per Common Share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. However, the current policy of our Board of Directors is to retain earnings, if any, for the operation and expansion of the Company.

Upon liquidation, dissolution or winding-up, the holders of our Common Shares are entitled to share ratably in all of our assets, which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Preferred Shares. The holders of Common Shares have no preemptive, subscription, redemption or conversion rights. All issued and outstanding and outstanding Common Shares are fully-paid and non-assessable.

We may, from time to time, issue Common Shares or other securities otherwise than through the Offering of Securities pursuant to this Prospectus.

Description of Warrants

The following description, together with the additional information we may include in any applicable Prospectus Supplements and free writing prospectuses, summarizes the material terms and provisions of the Warrants that we may offer under this Prospectus, which may consist of Warrants to purchase Common Shares and may be issued in one or more series. Warrants may be offered independently or together with Common Shares or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities. While the terms we have summarized below will apply generally to any Warrants that we may offer under this Prospectus, we will describe the particular terms of any series of Warrants that we may offer in more detail in the applicable Prospectus Supplement and any applicable free writing prospectus. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

We will evidence each series of Warrants by Warrant certificates (“Warrant Certificates”) that we may issue under one or more warrant indentures (each, a “Warrant Indenture”), which we may enter into with a warrant trustee (the “Warrant Trustee”) that we will name in the relevant Prospectus Supplement. We may also choose to act as our own Warrant Trustee. We may also issue Warrants without the use of a Warrant Indenture, and in such case, all the terms of the Warrants shall be included in the form of Warrant.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Certificate and, if applicable, Warrant Indenture. Prospective investors should refer to the Warrant Certificate and/or Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any Warrant Certificate and/or Warrant Indenture describing the terms and conditions of Warrants we are offering before the issuance of such Warrants.

The applicable Prospectus Supplement relating to any Warrants offered by our Company will describe the particular terms of those Warrants and include specific terms relating to the offering.

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The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Warrants;
●	the price at which the Warrants will be offered;
●	the currency or currencies in which the Warrants will be offered;
●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
●	the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;
●	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
●	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;
●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
●	whether we will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;
●	whether the Warrants will be listed on any exchange;
●	material United States federal income tax consequences of owning the Warrants; and
●	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Securities that we specify in the applicable Prospectus Supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to our Company or, if applicable, the Warrant Trustee, in immediately available funds, as provided in the applicable Prospectus Supplement. We will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to our Company or, if applicable, the Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at our Company or, if applicable, the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then we will issue a new Warrant Certificate for the remaining amount of Warrants. If we so indicate in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Certificate and/or Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Certificate and/or Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Certificate and/or Warrant Indenture.

We may amend any Warrant Certificate and/or Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

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Description of Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between our Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of the United States or a state thereof, and authorized to carry on business as an escrow agent. We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts we are offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts we offer will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of Nasdaq relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

●	the designation and aggregate number of Subscription Receipts offered;
●	the price at which the Subscription Receipts will be offered;
●	the currency or currencies in which the Subscription Receipts will be offered;
●	the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;
●	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;
●	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;
●	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by our Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);
●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;
●	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;
●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to our Company upon satisfaction of the Release Conditions;
●	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;
●	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
●	any entitlement of our Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;
●	whether we will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;
●	whether we will issue the Subscription Receipts as bearer securities, registered securities or both;
●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;
●	the identity of the Escrow Agent;
●	whether the Subscription Receipts will be listed on any exchange;
●	material United States federal tax consequences of owning the Subscription Receipts; and
●	any other terms of the Subscription Receipts.

In addition, the Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe all contractual rights of rescission that will be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation, as discussed further under the sub-paragraph entitled “Rescission” below.

The holders of Subscription Receipts will not be shareholders of our Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

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Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to our Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of our Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of our Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of our Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as our directors may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

We may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that we may offer under this Prospectus. While the terms we have summarized below will apply generally to any Units that we may offer under this Prospectus, we will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

 We will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement, if any (“Unit Agreement”), between our Company and a unit agent, if any (“Unit Agent”), that describes the terms and conditions of the series of Units we are offering, and any supplemental agreements, before the issuance of the related series of Units. We may also choose to act as our own Unit Agent. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement, if applicable, and any supplemental agreements applicable to a particular series of Units. We urge you to read the applicable Prospectus Supplements related to the particular series of Units that we sell under this Prospectus, as well as the complete Unit Agreement, if applicable, and any supplemental agreements that contain the terms of the Units.

General

We may issue units comprising one or more of Common Shares, Warrants and Subscription Receipts in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit Agreement, if applicable, under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

●	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
●	if applicable, any provisions of the governing Unit Agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares,” “Description of Warrants,” and “Description of Subscription Receipts” will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

We may issue Units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each Unit Agent, if applicable, will act solely as our agent under the applicable Unit Agreement, if any, and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single bank or trust company may act as Unit Agent for more than one series of Units. A Unit Agent will have no duty or responsibility in case of any default by our Company under the applicable Unit Agreement, if any, or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon our Company. Any holder of a Unit may, without the consent of the related Unit Agent, if applicable, or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

 Our Company, any Unit Agent, and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

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Plan of Distribution

General

We may offer and sell the Securities, separately or together: (i) to one or more underwriters or dealers; (ii) through one or more agents; or (iii) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions, including privately negotiated transactions, at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.

We may also sell equity securities covered by this registration statement in an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either: (i) on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or (ii) other than on Nasdaq or such other securities exchange or quotation or trading services. Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to our Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. We may offer the Securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. We may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the general corporate funds of our Company. We may use underwriters with whom we have a material relationship. We will describe in the Prospectus Supplement, naming the underwriter, the nature of any such relationship.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, we will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We will set forth the names of the dealers and the terms of the transaction in the applicable Prospectus Supplement.

By Agents

The Securities may also be sold through agents designated by our Company. Any agent involved will be named, and any fees or commissions payable by our Company to such agent will be set forth, in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of the general corporate funds of our Company. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by our Company at such prices and upon such terms as agreed to by our Company and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

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General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with our Company to indemnification by our Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, our Company in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material U.S. federal income tax consequences that may be relevant to a beneficial owner of Common Shares acquired pursuant to this Prospectus. This summary does not address the U.S. federal income tax consequences of the acquisition, ownership, and exercise of Warrants, Subscription Receipts, or Units.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences related to the acquisition, ownership and disposition of Common Shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences related to the acquisition, ownership and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this Prospectus that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust that: (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions of the trust; or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

The term “Non-U.S. Holder” means any beneficial owner of Common Shares acquired pursuant to this Prospectus that is neither a U.S. Holder nor a partnership (nor other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

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Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who hold Common Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation):

●	banks, insurance companies, and other financial institutions;
●	dealers or traders in securities, commodities or foreign currencies;
●	regulated investment companies;
●	tax-exempt entities, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;
●	U.S. expatriates or former long-term residents of the United States;
●	persons holding Common Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion or constructive sale transaction or other integrated investment;
●	entities that acquire Common Shares that are treated as partnerships and other pass-through entities for U.S. federal income tax purposes and partners and investors in such entities;
●	real estate investment trusts;
●	S corporations;
●	U.S. Holders that have a “functional currency” other than the U.S. dollar;
●	U.S. Holders that are required to accelerate the recognition of any item of gross income with respect to Common Shares as a result of such income being recognized on an applicable financial statement;
●	holders that acquired Common Shares in connection with the exercise of employee stock options or otherwise as consideration for services; or
●	holders that are “controlled foreign corporations”, “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax.

Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of Common Shares.

 If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner, owner or entity. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal net investment income, U.S. federal alternative minimum, or non-U.S. tax consequences to holders of Common Shares. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal net investment income, U.S. federal alternative minimum, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Common Shares.

Common Shares

U.S. Federal Income Tax Consequences to U.S. Holders

Distributions

Distributions made on Common Shares generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of the Company’s current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of the taxable year in which the distribution occurs. With respect to dividends received by certain non-corporate U.S. Holders (including individuals), such dividends are generally taxed at the applicable long-term capital gains rates (currently at a maximum tax rate of 20%), provided certain holding period and other requirements are satisfied. Distributions in excess of current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Common Shares and thereafter as capital gain from the sale or exchange of the Common Shares, which will be taxable according to rules discussed under the heading “Sale, Exchange or Other Taxable Disposition of Common Shares”, below. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Exchange or Other Taxable Disposition of Common Shares

 Upon the sale, exchange or other taxable disposition of Common Shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between: (i) the amount of cash and the fair market value of any property received upon such taxable disposition; and (ii) the U.S. Holder’s adjusted tax basis in the Common Shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Common Shares is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

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Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on Common Shares and to the proceeds of a sale of Common Shares paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding at a current rate of 24% will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Dividends

Distributions on Common Shares paid to Non-U.S. Holders will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in Common Shares, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed below under the heading “Sale or Other Taxable Disposition of Common Shares”. Any dividends paid to a Non-U.S. Holder with respect to Common Shares generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides the Company with a properly executed IRS Form W-8BEN, unless the Non-U.S. Holder provides the Company with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the United States.

Dividends that are effectively connected with the conduct of a trade or business within the United States and includible in the Non-U.S. Holder’s gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Common Shares who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of any income tax treaty.

Sale or Other Taxable Disposition of Common Shares

In general, a Non-U.S. Holder of Common Shares will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such Common Shares, unless:

●	the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the disposition at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale (subject to any exemption or lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses; or

●	the Company is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of the disposition; provided that, as long as the Company’s Common Shares are regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), a Non-U.S. Holder would not be subject to taxation on the gain on the disposition of Common Shares under this rule unless the Non-U.S. Holder has owned (actually and constructively) more than 5% of our common stock at any time during such 5-year or shorter period (a “5% Shareholder”). The determination of whether we are a USRPHC depends on the fair market value of our US real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets. Non-U.S. Holders should be aware that the Company has made no determination as to whether the Company is or has been a USRPHC, and the Company can provide no assurances that it is not and will not become a USRPHC in the future. In addition, in the event that the Company is or becomes a USRPHC, the Company can provide no assurances that the Common Shares will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such Common Shares or sells, exchanges or otherwise disposes of such Common Shares. Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. If the Company is a USRPHC, a Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a U.S. trade or business in the event that: (i) such holder is a 5% Shareholder; or (ii) the Regularly Traded Exception is not satisfied during the relevant period.

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Information Reporting and Backup Withholding

Generally, the Company must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid on the Common Shares to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those dividends. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends by the Company, provided the Company receives a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and the Company does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption. The requirements for the statement will be met if: (i) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN, W-8BEN-E or other applicable form); or (ii) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes the Company or the paying agent with a copy of the statement. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Common Shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the Company does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code (“FATCA”) impose a reporting regime and potentially a 30% withholding tax on certain payments made to or through: (i) a “foreign financial institution” (as specifically defined in the Code) that does not enter into an agreement with the IRS to provide the IRS with certain information in respect of its account holders and investors; or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient information with respect to its substantial U.S. owners (if any). The United States has entered into, and continues to negotiate, intergovernmental agreements (“IGAs”) with a number of other jurisdictions to facilitate the implementation of FATCA. An IGA may significantly alter the application of FATCA and its information reporting and withholding requirements with respect to any particular investor.

FATCA withholding may apply to dividends and other payments in respect of Common Shares if the payee does not provide documentation (typically IRS Form W-9 or the relevant IRS Form W-8) providing the required information or establishing compliance with, or an exemption from, FATCA. In addition, subject to the discussion regarding proposed Treasury Regulations, the FATCA withholding tax would apply to the gross proceeds payable upon the sale, exchange or other disposition of the Common Shares. Proposed Treasury Regulations eliminate the FATCA withholding tax on payments of gross proceeds and taxpayers may rely on these proposed Treasury regulations until final U.S. Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from the FATCA withholding tax for gross proceeds.

FATCA is particularly complex and its application remains uncertain. Non-U.S. Holders should consult their own tax advisors regarding how these rules may apply in their particular circumstances.

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Legal Matters

Jolie Kahn, Esq. of New York, NY has given an opinion on the validity of the Securities offered in this Prospectus.

Counsel named in any applicable Prospectus Supplement will pass upon legal matters for any underwriters, dealers or agents.

No counsel named in this prospectus as having prepared any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.

Experts

The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the years ended February 28, 2026 and February 28, 2025, have been audited by CT International, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The Registrar and Transfer Agent for our Common Shares is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York, U.S.A., 11598.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference herein because it is an important part of this prospectus. Information incorporated by reference, includes, but is not limited to, our Financial Statements and Management’s Discussion and Analysis as referenced above in this prospectus as well as, but not limited to the following information: Securities Authorized for Issuance Under Equity Compensation Plans, Management, Executive and Director Compensation, Security Ownership of Certain Beneficial Owners and Management, and Related Party Transactions.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

1.	Annual Report on Form 10-K for the year ended February 28, 2026, filed with the SEC on May 29, 2026;

2.	Quarterly Report on Form 10-Q for the quarter ended May 31, 2026, filed with the SEC on July 15, 2026;

3.	Current Reports on Form 8-K filed with the SEC on July 16, 2026, August 10, 2026, August 17, 2026, August 25, 2026, August 28, 2026, August 31, 2026, September 4, 2026 and September 11, 2026;

4.	Definitive Proxy Statement on Schedule 14A filed with the SEC on January 27, 2026; and

5.	The description of our Common Stock contained in our Registration Statement on Form 8-A filed on December 21, 2021.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. We will provide this information, at no cost to the requester, upon written or oral request to us at the following address or telephone number provided above.

We file annual and quarterly reports, current reports on Form 8-K and proxy statements with the SEC. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov. In addition, we maintain a website that contains information about us, including our SEC filings, at www.FingerMotion.com. The information contained on our website does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC or with the securities regulatory authorities in Canada.

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this Prospectus. This Prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information and any prospectus supplements for any offerings made hereunder.

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FINGERMOTION, INC.

$50,000,000

Common Shares

Warrants

Subscription Receipts

Units

PROSPECTUS

________________, 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this Prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this Prospectus, nor any sale made hereunder, shall create any implication that the information in this Prospectus is correct after the date hereof.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by our Company. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration Fee	$
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and registrar expenses		*
Miscellaneous		*
Total	$	*

* Not able to be estimated at this time.

Item 15. Indemnification of Officers and Directors

Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1(1)	Certificate of Incorporation
3.3(2)	Certificate of Amendment of Certificate of Incorporation dated June 21, 2017
3.4(3)	Amended and Restated Bylaws
4.1*	Form of Warrant Indenture
4.2*	Form of Warrant Certificate
4.3*	Form of Subscription Receipt Agreement
4.4*	Form of Unit Agreement
5.1**	Legality Opinion
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2**	Consent of Auditor
24.1	Power of Attorney (included on the signature page to the Registration Statement)
107**	Filing fee table

Notes:

(*)	To be filed in connection with a specific offering of securities

(**)	Filed herewith

(1)	Previously filed as an exhibit to our Registration Statement on Form S-1 filed with the SEC on May 8, 2014 (No. 333-196503)

(2)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 12, 2017

(3)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 25, 2021

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing this Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on the 28th day of September, 2026.

FINGERMOTION, INC.

By:	/s/ Jolie Kahn
Jolie Kahn
Chief Executive Officer (Principal Executive Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jolie Kahn as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jolie Kahn
Jolie Kahn	Chief Executive Officer (Principal Executive Officer)	September 28, 2026

/s/ Chris Polimeni
Chris Polimeni	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 28, 2026

/s/ Yew Poh Leong
Yew Poh Leong	Director	September 28, 2026

/s/ Andy Choe
Andy Choe	Director	September 28, 2026

/s/ Hsien Loong Wong
Hsien Loong Wong	Director	September 28, 2026

/s/ Eng Ho Ng
Eng Ho Ng	Director	September 28, 2026

/s/ Tuck Seng Low
Tuck Seng Low	Director	September 28, 2026

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